GLOBAL EAGLE ENTERTAINMENT REPORTS SECOND QUARTER 2014 RESULTS

•	Record Revenue of $98.1 Million in Q2 2014 and Sequential Revenue Growth of 14% Versus Q1 2014
•	Adjusted EBITDA* Reaches $6.5 Million; Strong Sequential Growth from Q1 2014
•	Launched WISE™, Global Eagle’s Wireless Inflight Entertainment Solution, on Philippine Airlines
•	Partnered with Boeing in Effort to Provide Line-fit Offerability on Boeing 737 and 787
•	Finalized Acquisition of All Remaining Outstanding Shares of AIA; Expect Significant Integration Synergies Beginning in 2H 2014
•	Strong Balance Sheet With $215 Million in Cash and Less Than $4 Million in Debt at Quarter End

LOS ANGELES, CA, August 7, 2014 - Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle”, “GEE” or the “Company”), the worldwide leading provider of content, connectivity and digital media solutions to airlines, today reported financial results for the second quarter ended June 30, 2014.

Consolidated revenue for Q2 2014 reached $98.1 million with Adjusted EBITDA* growing to $6.5 million. Both the Content and Connectivity segments experienced significant sequential revenue growth in Q2 2014 of 13% and 19%, respectively, as compared to Q1 2014. Content revenue growth was due to the onboarding of new customers, coupled with key contract renewals and extensions. Connectivity revenue grew through continued customer installations and an increase in passenger usage. Q2 2014 Adjusted EBITDA* increased to $6.5 million, up $1.4 million when compared to Q1 2014.

“We are pleased with our second quarter 2014 performance, which includes record revenue growing by 14% quarter over quarter,” commented David Davis, Chief Executive Officer of Global Eagle. “We had a number of key customer launches in the quarter, including major content deployments with Etihad and Garuda, and the roll-out of our WISE™ platform on Philippine Air. In addition, we have signed a new connectivity trial that we expect to officially announce in the second half of 2014.”

“Global Eagle is building a powerful digital media platform utilizing our unique collection of assets and our relationships with over 150 airlines throughout the world,” said Walé Adepoju, EVP and Chief Commercial Officer of Global Eagle. “Through the integration of our businesses, we can now provide our customers with new means to attract and retain passengers while providing new revenue opportunities that improve the passenger experience.”

“With a solid balance sheet and $215 million in cash, we are positioned to continue to build on our growth through new platforms and customers," commented Davis. "Additionally, with the acquisition of the remaining 6% interest in AIA in April 2014, we expect significant integration synergies beginning in the second half of 2014.”

Financial Results

For the second quarter of 2014, revenue was $98.1 million, compared to $86.0 million in the first quarter of 2014. The loss from operations for the quarter was $7.5 million, which includes $8.6 million of non-cash amortization of intangibles and stock-based compensation. The net income for the quarter was $12.0 million, compared to a net loss of $26.0 million in the first quarter of 2014, which was due to improved performance and the change in fair value of the Company’s outstanding warrants.

Capital expenditures for the second quarter of 2014 totaled approximately $2.0 million. The Company finished the second quarter of 2014 with approximately $215.3 million in cash and $3.6 million in debt. When compared to Q1 2014, cash declined approximately $35 million largely due to the Q2 2014 payments made in the AIA share acquisitions ($18.2 million), pay-down of debt ($4.1 million), capital expenditures ($2.0 million), repurchase of warrants ($1.4 million) and changes in our working capital. Working capital changes were largely due to an increase in accounts receivable associated with the growth in our revenue in the period, coupled with the timing of new customers that were on-boarded in the latter half of the Q2 2014 quarter. The cash balance on July 31, 2014 was approximately $220 million.

Segment Results

Content segment revenue grew $27.5 million in Q2 2014 versus Q2 2013 through organic revenue growth and the two acquisitions completed in the second half of 2013. Content contribution margin improved from 25% in Q2 2013 to 26% in Q2 2014. Content contribution margin decreased from 27% in Q1 2014 to 26% in Q2 2014 largely due to the onboard cycles of two new Content customers in late Q2 2014. As we expand our content offerings to these new customers beyond Q2 2014, we expect that our overall content margins will improve.

Connectivity segment revenue grew $4.2 million sequentially to $26.6 million in Q2 2014 from Q1 2014 due to the installation on new aircraft, equipment sales and increased passenger Wi-Fi usage. Connectivity segment contribution margin increased from 15% in Q1 2014 to 18% in Q2 2014 due to increased service volume with a modestly lower service cost of goods sold.

Recent Highlights

Key accomplishments in the second quarter of 2014 include:

•	Launched WISE™, a wireless IFE software platform enabling delivery of digital media to passenger devices, and rolled it out on two carriers, including Philippine Airlines.

•	Completed Critical Design Review (CDR) with Air China to support installation of Global Eagle’s connectivity system on Boeing 777 aircraft for anticipated deployment in Q4 2014.

•	Boeing and Global Eagle signed a new technical services agreement (TSA) to evaluate Global Eagle’s satellite-based connectivity solution for line-fit offerability on Boeing 737 and 787 aircraft.

•	Deployed In-Flight Entertainment (“IFE”) content to previously announced customers Etihad and Garuda Indonesia.

•	Signed a renewal agreement with All Nippon Airways to provide local and international content, among other content renewals and extensions.

•	Began providing Turner Broadcasting’s Cartoon Network to Southwest Airlines, bringing a total of 20 live television channels sponsored by DISH Network to Southwest’s passengers.

•	Acquired 100% of AIA in Q2 2014 by purchasing the final 6.05% outstanding stake for $18.2 million in cash.

•	In addition to appointing Dave Davis as Chief Executive Officer of Global Eagle, Walé Adepoju was appointed Chief Commercial Officer, Aditya Chatterjee was appointed Chief Technology Officer and Kevin Trosian was appointed Vice President of Corporate Development and Investor Relations.

Business Outlook

The Company's guidance for the fiscal year ending December 31, 2014 is as follows:

Full Year 2014

•	Revenue in the range of $375 - $385 million

•	Adjusted EBITDA* in the range of $28 - $32 million

•	Cash capital expenditures in the range of $10-11 million

•	New aircraft installed with connectivity systems: approximately 120

Conference Call

Global Eagle Entertainment will host a webcast to discuss its second quarter 2014 results on Thursday, August 7, 2014 at 5:00 p.m. EST (2:00 p.m. PST). The webcast is available on the investor relations portion of the Company’s Web site located at http://investors.globaleagleent.com/events.cfm. If you cannot listen to the webcast at its scheduled time, there will be a webcast replay archived on the Global Eagle website for 30 days.

About Global Eagle Entertainment

Global Eagle Entertainment Inc. (Nasdaq: ENT) is a worldwide provider of digital media solutions, including content, technology, and connectivity, to the travel industry. Through the industry’s most comprehensive product and services platform, Global Eagle Entertainment provides airlines with a wide range of inflight solutions. These include Wi-Fi, movies, television, music, interactive software, as well as portable IFE solutions, content management services, e-commerce solutions and original content development.  Serving over 150 airlines worldwide, Global Eagle Entertainment delivers exceptional quality and value to its customers to help them achieve their passenger experience objectives.  The company’s headquarters are located in Los Angeles, California, with offices and teams located in North America, Asia, the Middle East, Europe, Africa, Oceania and South America.  Find out more at www.globaleagleent.com

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use Adjusted EBITDA, which is a non-GAAP financial measure. The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on this non-GAAP financial measure, please see the tables captioned “Reconciliations of Non-GAAP Measures to Unaudited Consolidated Statements of Operations” included at the end of this release.

Adjusted EBITDA is the primary measure used by the Company's management and board of directors to understand and evaluate its financial performance and operating trends, including period to period comparisons, to prepare and approve its annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is the primary measure used by the compensation committee of the Company's board of directors to establish the funding targets for and fund its annual bonus pool for the Company's employees and executives. We believe our presentation of Adjusted EBITDA is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) management frequently uses it in its discussions with investors, commercial bankers, securities analysts and other users of its financial statements.

We define Adjusted EBITDA as net income (loss) before income tax expense, other income (expense), interest expense (income), depreciation and amortization, stock-based compensation, acquisition and realignment costs, F/X gain (loss) on intercompany loans and any gains or losses on certain asset sales or dispositions. Acquisition and realignment costs include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with the Company’s expansion into China that did not generate associated revenue in 2014, and (e) expenditures related to the January 2013 business combination. Management does not consider these costs to be indicative of the Company's core operating results.

With respect to projected full year 2014 Adjusted EBITDA*, a quantitative reconciliation is not available without unreasonable efforts, and we are unable to address the probable significance of the unavailable information.

Cautionary Note Concerning Forward-Looking Statements

We make forward-looking statements in this earnings release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including without limitation our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date of this earnings release, and involve substantial risks and uncertainties.

We make forward-looking statements in this earnings release and the documents incorporated by reference herein within the meaning of the Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including without limitation our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date of this earnings release and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward looking statements herein due to a variety of factors, including: our ability to integrate our recently acquired businesses, the ability of the combined business to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably; the ability of our executive officers to recognize changing trends in the systems, services and business model requirements of our current and potential future customers; the ability of our customer Southwest Airlines to maintain a sponsor for its “TV Flies Free” offering and our ability to replicate this model through other sponsorship alliances; the ability of our content segment to provide unique content curation and delivery services attractive to non-theatrical customers, including the airlines; the outcome of any legal proceedings pending or that may be instituted against us, Row 44, AIA, PMG or IFES; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the content delivery space, including wireless content delivery, and the satellite connectivity space, including Ka-band system development and deployment; our ability to deliver end-to-end network performance sufficient to meet increasing airline customer and passenger demand; our ability to obtain and maintain international authorizations to operate our connectivity service over the airspace of foreign jurisdictions our customers utilize; our ability to expand our service offerings and deliver on our service roadmap; our ability to timely and cost-effectively identify and license television, audio and media content that airlines and/or and media content that passengers will purchase; general economic and technological circumstances in the satellite transponder market, including access to transponder space in capacity limited regions and successful launch of replacement transponder capacity where applicable; our ability to obtain and maintain licenses for content used on legacy installed in-flight entertainment systems and next generation in-flight entertainment systems; the loss of, or failure to realize benefits from, agreements with our airline partners; the loss of relationships with original equipment manufacturers or dealers; unfavorable economic conditions in the airline industry and economy as a whole; our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future airline partners or successfully partner with satellite service providers, including Hughes Network Systems; our reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers; the effects of service interruptions or delays, technology failures, material defects or errors in our software or hardware, damage to our network resources, disruption of our content delivery systems or geopolitical restrictions; the limited operating history of our connectivity and in-flight television and media products; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our international plan of expansion, including managing rapid changes in available competitive technologies and research and development of such technologies; fluctuation in our operating results; the demand for in-flight broadband Internet access services and market acceptance for our products and services; and other risks and uncertainties set forth in this earnings release and in our most recent Annual Report on Form 10-K, as amended, and any subsequently filed Quarterly Reports on Form 10-Q. We do not undertake any obligation to update forward-looking statements as a result of as a result of new information, future events or developments or otherwise, and may not provide the same type of forward-looking information in the future.

Financial Information

The summary consolidated financial information for the three and six months ended June 30, 2014 is not directly comparable to the financial information for the three and six months ended June 30, 2013. Global Eagle Entertainment was formed through the acquisition by Global Eagle Acquisition Corp. (“GEAC”) of Row 44, Inc. ("Row 44") and 86% of the shares of Advanced Inflight Alliance AG (“AIA”) in January 2013, which we refer to as our business combination. Row 44 was deemed the accounting acquirer in the business combination. As such, the presented financial information for the three and six months ended June 30, 2013 includes the financial information and activities of Row 44 for the period January 1, 2013 to June 30, 2013 (181 days) as well as the financial information and activities of GEE and AIA for the period January 31, 2013 to June 30, 2013 (151 days). The business of Post Modern Edit, LLC and related entities ("PMG") and the parent of IFE Services Limited ("IFES") were acquired subsequent to June 30, 2013, and as such, are not included in amounts presented for the three and six months ended June 30, 2013.

The table below presents financial results for the three-months ended June 30, 2014 and 2013(1). The financial results for the quarterly period ended June 30, 2013 does not include any financial information for PMG and IFES, which were acquired subsequent to June 30, 2013.

Global Eagle Entertainment, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$98,145	$62,831	$184,113	$105,344
Operating expenses:
Cost of sales	74,608	49,820	139,724	85,569
Sales and marketing	3,322	2,399	6,161	4,686
Product development	4,465	2,327	8,387	3,664
General and administrative	17,143	12,745	34,209	36,804
Amortization of intangible assets	6,146	3,016	12,564	4,249
Total operating expenses	105,684	70,307	201,045	134,972
Loss from operations	(7,539)	(7,476)	(16,932)	(29,628)
Other income (expense), net:
Interest income (expense), net	42	(282)	(119)	(459)
Change in fair value of financial instruments	21,326	(4,725)	5,808	(9,340)
Other income (expense), net	(990)	13	(812)	(30)
Loss before income taxes	12,839	(12,470)	(12,055)	(39,457)
Income tax expense	843	559	2,098	593
Net loss	$11,996	$(13,029)	$(14,153)	$(40,050)
Net income (loss) attributable to non-controlling interests	-	108	194	69
Net loss attributable to common stockholders	$11,996	$(13,137)	$(14,347)	$(40,119)

Net income (loss) per share
Basic	$0.17	$(0.24)	$(0.20)	$(0.84)
Diluted	$(0.13)	$(0.24)	$(0.27)	$(0.84)

Weighted average shares – basic and diluted
Basic	71,988	54,843	71,983	49,094
Diluted	72,468	54,843	74,925	49,094

Global Eagle Entertainment, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2014	December 31, 2013
Assets	(Unaudited)
Cash and cash equivalents	$215,284	$258,796
Accounts receivable, net	72,700	64,216
Content library, net	6,739	6,563
Inventories	13,825	15,481
Prepaid and other current assets	21,058	14,187
Property, plant and equipment, net	21,979	20,797
Goodwill	52,345	52,345
Intangible assets	126,594	136,414
Other non-current assets	15,366	10,084
Total assets	$545,890	$578,883
Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$92,891	$81,961
Deferred revenue	16,847	16,998
Derivative warrant liabilities	64,316	71,570
Notes payable and accrued interest	3,596	10,801
Deferred tax liabilities	26,517	26,378
Other liabilities	17,321	14,991
Total liabilities	221,488	222,699

Stockholders’ Equity:
Common stock, treasury stock and additional paid-in capital	583,278	590,210
Subscriptions receivable	(491)	(478)
Accumulated deficit	(258,290)	(243,943)
Accumulated OCI	(95)	-
Total stockholders’equity	324,402	345,789
Non-controlling interests	-	10,395
Total Liabilities and Stockholders’ Equity	$545,890	$578,883

Reconciliations of Non-GAAP Measures to Unaudited Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Adjusted EBITDA:
Net income (loss) attributable to common stockholders	$11,996	$(13,137)	$(14,347)	$(40,119)
Net income (loss) attributable to non-controlling interests	-	108	194	69
Income tax expense	843	559	2,098	593
Other (income) expense (2)	(20,278)	4,994	(4,402)	9,829
Depreciation and amortization	8,293	6,977	17,688	11,679
Stock-based compensation (3)	1,973	880	4,589	2,527
Acquisition and realignment costs (4)	3,629	1,360	5,712	13,570
F/X gain (loss) on intercompany loan (5)	-	(533)	-	845
Adjusted EBITDA	$6,456	$1,208	$11,532	$(1,007)
Pro-forma Adjustments (1)
January 2013 GEAC Pre-tax loss	-	-	-	(22,100)
January 2013 AIA Pre-tax income	-	-	-	1,306
Add back:	-	-	-
January 2013 GEAC Other income (expense)	-	-	-	11,697
January 2013 GEAC Business Combination Fees and Expenses (6)	-	-	-	10,243
January 2013 AIA & GEAC Interest expense (income)	-	-	-	66
January 2013 AIA & GEAC Depreciation and amortization	-	-	-	471
Pro-forma Adjusted EBITDA	$6,456	$1,208	$11,532	$676

(1)	The table above includes certain non-GAAP pro-forma adjustments for the three and six months ended June 30, 2014 and 2013. For the six months ended June 30, 2013, the amounts are presented on a pro forma basis reflecting the operating results of Global Eagle as if the Company’s business combination had been consummated as of January 1, 2013; accordingly, this information does not correspond to the unaudited condensed financial statements included in this earnings release, which were prepared on a U.S. GAAP basis. The pro forma information for the six month period ended June 30, 2013 includes financial information for the period January 1, 2013 to June 30, 2013 for AIA and Row 44, and January 1, 2013 to January 31, 2013 (the date on which we completed the business combination) for GEAC. The pro forma information for the three and six month period ended June 30, 2013 does not include any financial information for PMG and IFES, which were acquired subsequent to June 30, 2013.
(2)	Other income (expense) principally includes the change in fair value of the Company's derivative financial instruments and certain non-recurring expenses associated with the Company’s expansion into China that did not generate associated revenue in 2014.
(3)	Included in stock-based compensation for the six months ended June 30, 2013 is approximately $1.1 million related to certain accrued tax obligations that resulted from the January 2013 business combination.
(4)	Acquisition and realignment costs include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, and (d) expenditures related to the January 2013 business combination. Management does not consider these costs to be indicative of the Company's core operating results.
(5)	F/X gain (loss) on intercompany loan includes the unrealized foreign exchange gains and losses in the value of certain intercompany loans that are included in the Company's operating results.
(6)	Comprises formation expenses directly related to the Company's business combination in 2013 that did not generate associated revenue in Q1 of 2013.

Revenue, Contribution Margin, and Adjusted EBITDA* Continue to Improve (1)

 (In millions, except %)

(Unaudited)

	Q2 '14	Q2 '13	% Change
Revenue
Connectivity:
Equipment (4)	$9.3	$6.4	45%
Services (5)	17.3	12.4	40%
Total Connectivity Revenue	26.6	18.8	41%
Content:
Licensing (6)	59.1	38.4	54%
Services (7)	12.2	5.6	118%
Equipment	0.2	-	100%
Total Content Revenue	71.5	44.0	63%
Total Revenue	$98.1	$62.8	56%
Cost of Sales ($ millions)
Connectivity	(21.9)	(17.0)	29%
Content	(52.7)	(32.8)	61%
Total Cost of Sales	(74.6)	(49.8)	50%
Contribution Profit ($ millions)
Connectivity	4.7	1.8	161%
Content	18.8	11.2	68%
Total Contribution Profit	23.5	13.0	81%
Contribution Margin (%)
Connectivity	18%	10%
Content	26%	25%
Total Contribution Margin	24%	21%
Adjusted EBITDA*	$6.5	$1.2	442%

(1)	Reflects 100% of AIA’s results; GEE owned approximately 94% and 100% of AIA’s outstanding shares as of June 30, 2013 and 2014, respectively.
(2)	Represents sales of satellite based connectivity equipment.
(3)	Represents Wi-Fi, TV, VOD, shopping and travel-related revenue sold through our Connectivity platform.
(4)	Represents revenue principally generated through the sale or license of media content, video and music programming, applications, and video games to customers.
(5)	Content services revenue includes various services generally billed on a time and materials basis such as encoding and editing of media content.
(6)	The cost of sales for the content segment was adjusted in the second quarter of 2013 to reflect the Company’s current accounting policies.

Global Eagle Entertainment, Inc.

Unaudited Segment Revenue and Contribution Profit

(In thousands)

Segment revenue, expenses and contribution profit for the three month period ended June 30, 2014 and 2013 derived from the Company's Connectivity and Content segments were as follows:

	Three Months Ended June 30,
	2014			2013
	Content	Connectivity	Consolidated	Content	Connectivity	Consolidated
Revenue:
Licensing	$59,110	$—	$59,110	$38,405	$—	$38,405
Service	12,253	17,308	29,561	5,678	12,379	18,057
Equipment	177	9,297	9,474	0—	6,369	6,369
Total Revenue	71,540	26,605	98,145	44,083	18,748	62,831
Operating Expenses:
Cost of Sales	52,737	21,871	74,608	32,845	16,975	49,820
Contribution Profit	18,803	4,734	23,537	11,238	1,773	13,011
Other Operating Expenses			31,076			20,487
Loss from Operations			$(7,539)			$(7,476)

	Six Months Ended June 30,
	2014			2013
	Content	Connectivity	Consolidated	Content	Connectivity	Consolidated
Revenue:
Licensing	$111,441	$—	$111,441	$61,709	$—	$61,709
Service	23,314	33,802	57,116	9,550	18,673	28,223
Equipment	376	15,180	15,556	—	15,412	15,412
Total Revenue	135,131	48,982	184,113	71,259	34,085	105,344
Operating Expenses:
Cost of Sales	98,880	40,844	139,724	53,348	32,221	85,569
Contribution Profit	36,251	8,138	44,389	17,911	1,864	19,775
Other Operating Expenses			61,321			49,403
Loss from Operations			$(16,932)			$(29,628)

Contact:

Kevin Trosian

Vice President, Corporate Development and IR

+1 310-740-8624

investor.relations@globaleagleent.com

pr@globaleagleent.com